Exhibit 99.1

Smart glass industry and world’s automakers come together

to celebrate Grand opening of Gauzy Ltd. state of the art factory to make spd-smart light control film

Tel Aviv, Israel, Woodbury, New York and Stuttgart, Germany. December 5, 2019 – Research Frontiers Inc. (Nasdaq: REFR), Israel-based material science company Gauzy Ltd., and executives from the automotive, and architectural smart glass industries, invited guests and government officials, joined together today to celebrate the opening of Gauzy’s new state-of-the-art production facility in Stuttgart, Germany.

This facility is dedicated to the production of Research Frontiers’ patented SPD-Smart light control film for the entire SPD-SmartGlass industry. Gauzy has developed, and is manufacturing SPD-Smart light control technology, from the chemistry to the final product. The company has a production plant in Tel Aviv making the chemical emulsion and special light-controlling nano particles that are coated in Stuttgart to become SPD-Smart light control film. The custom designed roll-to-roll production line in Germany can produce one million square meters annually of SPD-Smart light control film up to 1.8 meters wide. Designed for the expanding needs of customers for SPD-SmartGlass, the machine offers various roll widths to reduce costs, and can offer laser patterning for custom designs with invisible lines when transparent.

Gauzy CEO Eyal Peso and Research Frontiers CEO Joseph M. Harary celebrate the opening of Gauzy’s new SPD-SmartGlass light control film production line in Stuttgart Germany.

The event today hosted over 150 guests from around the world, including leaders from renowned companies such as Daimler, Audi, BMW, Hyundai, Sekisui, AGC, AGP, Carlex, NSG, SGG, Henkel, and Vision Systems. Speakers included Eyal Peso, Gauzy CEO, Joseph Harary, Research Frontiers CEO, a special greeting from Sandra Simovich, Consul General of Israel to South Germany, and Alexander Satanowsky from Daimler.

Standing in front of the new 11 thousand square meter facility, Eyal Peso, CEO of Gauzy, noted: “Our LCG® SPD nanotechnology is revolutionizing mobility and smart cities, contributing to smarter light control solutions. We have invested millions of euros to build this state-of-the-art facility in Stuttgart, the heart of Germany, strategically because of the strong demand and our deep order pipeline, especially in the automotive, architectural, aircraft, train and marine glass industries that we have seen. We are honored to be bringing Israeli Innovation to the region, and have a deep sense of pride to be creating jobs and working with and alongside some of the finest people and companies in Germany.”

SPD-Smart light control film, invented and patented by Research Frontiers, is a key component in SPD-SmartGlass products. This film allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings.

Joseph M. Harary, President of Research Frontiers noted: “This is indeed a milestone event for the smart glass industry. This is the world’s first factory dedicated exclusively to the production of SPD-Smart light control film. Its state-of-the-art production techniques have brought down the cost of SPD-Smart light control technology significantly, has shortened delivery times to customers, and have added new capabilities and functionality to the world of smart glass.”

The markets for SPD-Smart film are already well-established. Research Frontiers has licensed over 40 chemical, film, and glass companies which are selling products for the automotive, aircraft, marine, train, museum and consumer electronics industries. Gauzy’s established and growing network of over 55 glass fabricators worldwide brings additional synergies, infrastructure, and growth opportunities to the smart glass industry.

Research Frontiers patented SPD-SmartGlass technology is the same best-selling smart window technology that can be found on various car models from Daimler, McLaren Automotive, and other auto makers. The MAGIC SKY CONTROL feature, which is now in use on tens of thousands of Mercedes-Benz SLs, SLC/SLKs, Maybach and S-Class models around the world, and more recently on four announced McLaren models, uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in both clear and darkly tinted modes, helping keep the cabin cooler, and protecting passengers and interiors while also enhancing security inside the vehicle. These benefits become even more important when a car uses large surface areas of glass, especially in warm climates.

Some of the other benefits of SPD-SmartGlass include significant heat reduction inside the vehicle (by up to 18ºF/10ºC), UV protection, glare control, reduced noise and reduced fuel consumption. Independent calculations also show that use of SPD-SmartGlass can reduce CO2 emissions by four grams per kilometer, and increase the driving range of electric vehicles by approximately 5.5 percent.

Shortly after its introduction into serial production in the automotive industry, SPD-SmartGlass has become standard equipment on many different aircraft, and is also used in residential and commercial architectural applications, in trains, yachts and other marine vehicles, in display applications, and to protect light-sensitive artwork and documents in major museums around the world.

Gauzy is currently focused on LCG® (Light Control Glass) technology, including Liquid Crystal formulations and SPD-SmartGlass emulsions. The company has a dedicated R&D team that focuses on each technology, multiple laboratories, and an on-site production line with custom machinery for high quality products with on time delivery. Through strategic partnerships with certified partners, Gauzy’s distribution network ranges over 40 countries. Gauzy’s technology offers diverse applications to the glass industry including solar/energy control, shading, privacy, and transparent displays. Gauzy LCG® is featured in notable projects worldwide, including automotive collaborations with leading OEMs and Tier 1 suppliers, hotels, corporate offices, luxury residences, retail chains and consumer electronics.

About Gauzy Ltd.

Gauzy is a world leader and vendor of material science and nanotechnology, focused on the research, development, manufacturing, and marketing of technologies which are embedded into and onto raw materials. Amongst Gauzy’s core areas of expertise are Liquid Crystals and SPD, which are used to produce LCG® (Light Control Glass). The company is headquartered in Tel Aviv Israel, with additional offices in Germany, China and multiple US cities. Learn more at www.gauzy.com.

About Research Frontiers Inc.

Research Frontiers (Nasdaq: REFR) is a publicly traded technology company and the developer of patented SPD-Smart light-control film technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Research Frontiers has licensed its smart glass technology to over 40 companies that include well known chemical, material science and glass companies. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results, especially those reliant on activities by third parties, could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. “SPD-Smart” and “SPD-SmartGlass” are trademarks of Research Frontiers Inc. “MAGIC SKY CONTROL” and car model designations Mercedes-Benz, SL, SLK, SLC, Maybach and S-Class are trademarks of Daimler AG. LCG® (Light Control Glass) is a trademark of Gauzy Ltd.

For further information, please contact:

Eyal Peso

Founder and CEO

Gauzy Ltd.

+972-72-2500385

info@gauzy.com

Brittany Kleiman Swisa

Media & Marketing Contact

Gauzy Ltd.

+972-72-2500385

brittany@gauzy.com

Joseph M. Harary

President and CEO

Research Frontiers Inc.

+1-516-364-1902

Info@SmartGlass.com